Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of August 4, 2025, is made by and between CISO Global, Inc., a Delaware corporation (the “Company”), and JC Associates, Inc., a Texas corporation, (the “Holder”).

WHEREAS, on June 2, 2022, the Company issued an unsecured convertible note to Holder in the principal amount of $1,000,000 bearing an interest rate of 5.00% per annum, as subsequently amended by the Amendment Number One to Purchase Agreement and the Note, dated June 11, 2024 and as subsequently amended by the Amendment Number Two to Purchase Agreement and the Note, dated December 11, 2024; on June 7, 2023, the Company issued an unsecured convertible note to Holder in the principal amount of $1,050,000 bearing an interest rate of 10.00% per annum, as subsequently amended by the Amendment Number One to Purchase Agreement and the Note, dated June 6, 2024 and as subsequently amended by the Amendment Number Two to Purchase Agreement and the Note, dated December 11, 2024; and on November 29, 2024, the Company issued an unsecured note to Holder in the principal amount of $1,020,000 bearing an interest rate of 8.00% per annum (collectively, the “Note”). The principal amounts which subtotal $3,070,000, together with accrued and unpaid interest in the amount of $47,340.28, for a total amount of $3,117,340.28 which remains due and owing per the Note (the “Exchange Securities”). A copy of the Note is attached hereto as Exhibit A; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with Holder, and Holder desires to exchange with the Company, the Exchange Securities held by Holder for shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), in such amounts as set forth on Schedule I attached hereto, and with the rights, preferences, and designations set forth on Exhibit B attached hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Holder, with respect to itself, agree as follows:

1. Terms of the Exchange. The Company and Holder agree that Holder will exchange the Exchange Securities held by such Holder and will relinquish any and all other rights it may have under the Exchange Securities in exchange for the Series A Preferred Stock owing in respect of such Exchange Securities.

2. Closing. Closing shall occur upon satisfaction of the conditions set forth herein, and substantially concurrent with the execution and delivery of this Agreement by the parties hereto. At closing, Holder shall deliver the Exchange Securities held by such Holder to the Company and the Company shall deliver to such Holder the Series A Preferred Stock owing in respect of such Exchange Securities. Upon closing, any and all obligations of the Company to Holder under the Exchange Securities shall be fully satisfied, the certificates evidencing the Exchange Securities shall be cancelled and Holder will have no remaining rights, powers, privileges, remedies or interests under the Exchange Securities.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4. Representations and Warranties of Holder. Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a. Authorization; Enforcement. Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Holder and no further action is required by Holder or the board of Directors of Holder. This Agreement has been (or upon delivery will have been) duly executed by Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Holder enforceable against Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Ownership of Exchange Securities. Holder owns the Exchange Securities free and clear of any liens.

c. No General Solicitation. Holder is not acquiring the Series A Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Series A Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

d. Access to Information; Tax Advisors. Holder and its advisors acknowledge that they have been furnished with or provided access via EDGAR to the Company’s SEC Documents (as defined below). Holder and its advisors have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the Series A Preferred Stock and to obtain any additional information Holder has requested that is necessary to evaluate its investment in the Series A Preferred Stock. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Stock. Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Holder relied solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

e. Information Regarding Holder. Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Series A Preferred Stock. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

f. Legend. Holder understands that the Series A Preferred Stock will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Series A Preferred Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, A “NO-ACTION” LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION” OR THE “SEC”) WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

g. Removal of Legends. Certificates evidencing shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (the “Underlying Shares”) shall not be required to contain the legend set forth in Section 4(f) above or any other legend (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such Series A Preferred Stock pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Series A Preferred Stock are eligible to be sold, assigned or transferred under Rule 144 and Holder is not an affiliate of the Company (provided that Holder provides the Company with reasonable assurances that such Series A Preferred Stock are eligible for sale, assignment or transfer under Rule 144 which shall include an opinion of Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Holder provides the Company with an opinion of counsel to Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Series A Preferred Stock (including the Underlying Securities) may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) business days following the delivery by Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Series A Preferred Stock (including the Underlying Securities) (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Holder as may be required above in this Section 4(g), as directed by Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Underlying Shares to which Holder shall be entitled to upon conversion of the such Series A Preferred Stock held by Holder to Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Holder, a certificate representing such Underlying Shares that is free from all restrictive and other legends, registered in the name of Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Underlying Shares in accordance herewith.

h. Restricted Securities. Holder understands that: (i) the Series A Preferred Stock has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to Holder, in a form reasonably acceptable to the Company, to the effect that such Series A Preferred Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Holder provides the Company with reasonable assurance that such Series A Preferred Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Series A Preferred Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Series A Preferred Stock under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Holder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchange Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Series A Preferred Stock have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Organization and Qualification. The Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c. No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) except as set forth in the SEC Documents (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d. No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

e. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of Holder contained herein, the offer and issuance by the Company of the Series A Preferred Stock is exempt from registration under the Securities Act. The offer and issuance of the Series A Preferred Stock is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f. Issuance of Series A Preferred Stock. The issuance of the Series A Preferred Stock is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. The issuance of shares of Common Stock upon exercise of the Series A Preferred Stock are duly authorized and, when issued and paid for in accordance with the Series A Preferred Stock, will be duly and validly issued, fully paid and non-assessable, free from all taxes, liens, charges and other encumbrances imposed by the Company other than restrictions on transfer provided for in such documents.

g. Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Series A Preferred Stock to be exchanged with Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h. Equity Capitalization. Except as disclosed in the SEC Documents (as defined below): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series A Preferred Stock; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the in the Company’s filings with the Commission (the “SEC Documents”) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to Holder true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Second Amended and Restated By-laws and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

(i) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) of the Securities Act.

6. Additional Acknowledgments. Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Securities tacks back to the issue date of the Exchange Securities. The Company agrees not to take a position contrary to this paragraph.

7. Release by Holders. In consideration of the foregoing, Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Exchange Securities. It being understood that this Section shall be limited in all respects to only matters arising under or related to the Exchange Securities and shall under no circumstances constitute a release, waiver or discharge with respect to the Securities or any Exchange Documents or limit Holder from taking action for matters with respect to the Securities or any Exchange Document or events that may arise in the future.

8. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Arizona for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:

CISO Global, Inc.

6900 E. Camelback Road, Suite 900

Scottsdale, AZ 85251

If to Holder, to:

JC Associates, Inc.

P.O. Box 25072

Dallas, TX 75225

f. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

g. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i. Pledge of Series A Preferred Stock. The Company acknowledges and agrees that the Series A Preferred Stock may be pledged by Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Series A Preferred Stock. The pledge of the Series A Preferred Stock shall not be deemed to be a transfer, sale or assignment of the Series A Preferred Stock hereunder, and if any Holder effects a pledge of the New Securities held by such Holder it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Series A Preferred Stock to such pledgee by Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CISO GLOBAL, INC.

By:	/s/ David G. Jemmett
David G. Jemmett
Chief Executive Officer

JC ASSOCIATES, INC.

By:	/s/ James Crank
James Crank
President

Signature Page to Exchange Agreement

SCHEDULE I

Holder	Shares of Series A Preferred Shares (Upon Exchange)

JC Associates, Inc.	3,117,340 shares